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Exhibit 10.27

ASSIGNMENT OF DEBT

THIS ASSIGNMENT OF DEBT ("Agreement") is made on the 9th day of May 2005, by and between:

1.
PT Masmindo Eka Sakti (as the "Assignor"); and

2.
Vista Gold Corp (as the "Assignee").

In this Agreement, the Assignor and the Assignee shall be referred to jointly as the "Parties" and individually as the "Party".

BACKGROUND

A.
This Agreement relates to the debt between PT Masmindo DWI Area as the debtor ("Debtor") and the Assignee as the lender.

B.
The debt owing by the Assignor to the Assignee on the date hereof is US $217,469.08 inclusive of any applicable interest ("Outstanding Amount").

AGREEMENT

1.
INTERPRETATION

1.1
Definitions and Constructions.    In this Agreement unless the context otherwise requires:

  "Debt" means any and all receivables, rights, title and interests of the Assignor over the Outstanding Amount and all rights and entitlements under the debt, including but not limited to the right to receive repayment of the Outstanding Amount and any other rights related thereto under any applicable laws and regulations.

  "Effective Date" means the date hereof.

2.
ASSIGNMENT

2.1
Assignment.    On the Effective Date, the Assignor hereby sells, assigns and transfers to the Assignee free from all encumbrances the Debt and the Assignee hereby purchases and accepts the assignment and transfer of the Debt from the Assignor.

2.2
Assumption.    The Assignee hereby agrees, on the Effective Date, to assume and be bound by the Assignor's obligations, duties and liabilities under the Debt.

2.3
Notice of Assignment.    To give effect to the sale, assignment and transfer of the Assigned Rights under this Agreement to the Assignee, the Assignor shall notify and obtain acknowledgment in writing from the Debtor in a form as set out in Schedule of this Agreement.

2.4
Payments.    As consideration for the assignment and sale as provided in Clause 2 of this Agreement, the Assignee shall pay to the Assignor on the date hereof the amount of US $1.00.

2.5
Amounts after Effective Date.    Each of the Assignor and the Assignee hereby agrees that if it receives any amount in relation to the Debt which is for the account of the other Party, it shall receive the same for the account of such other Party to the extent of such other Party's interest therein and shall promptly pay the same to such other Party.

3.
MISCELLANEOUS

3.1
This Agreement shall be governed by and construed in accordance with the laws of the Republic of Indonesia.

3.2
The Parties agree and hereby waive the provision in Article 1266 of the Indonesian Civil Code to the extent it requires the court to approve the termination of this Assignment.

3.3
Any notice or communication given or made under this Assignment shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has, by five (5) Business Days prior written notice, specified to the other Patties):

  The Assignor: +6221 250 6580
  The Assignee: 720-981-1186

  Any notice or other communication delivered or sent in accordance with this provision to the relevant party shall be deemed to have been delivered (a) if hand delivered, when actually delivered to the relevant address; (b) if given or sent by fax, when dispatched as evidenced by a transmission transcript.

3.4
This Agreement can be executed in counterparts and all counterparts taken together shall form one and the same document.

This Agreement has been executed by each of the Parties on the date first mentioned above.

The Assignor PT Masmindo Eka Sakti		The Assignee Vista Gold Corp
Signed:	/s/ W. J. CROSSLEY	Signed:	/s/ MICHAEL B. RICHINGS
Name:	W. J. Crossley	Name:	M. B. Richings
Title:	President Director	Title:	President & CEO

Schedule
Form Notice of Assignment

9 May 2005

PT MASMINDO DWI AREA
C/. JI. Widjaya No.8
Kebayoran Baru
Jakarta 12170
INDONESIA

Attention:    President Director

Dear Sirs,

Re:    NOTICE OF ASSIGNMENT

Reference is made to the Assignment of Debt dated 9 May 2005 between ourselves, as the assignor ("Assignor") and Vista Gold Corp, as the assignee ("Assignee").

The Assignor hereby gives PT Masmindo DWI Area notice that the Assignor has assigned the Debt to the Assignee with effect from 9 May 2005 ("Effective Date").

Accordingly, please regard the Assignee as being in a11 respect entitled to all of our rights and benefits for the Debt and any outstanding amount thereunder, and with effect from the Effective Date.

Any notice or other communication in connection with the Debt should be addressed to:

  VISTA GOLD CORP
  Suite 5, 7961 Shaffer Parkway
  Littleton, Colorado 80127
  United States of America

Please acknowledge this Notice of Assignment in the space provided below and return the original to us with a copy to the Assignee by facsimile 0011-1-720-981-1186.

Upon signing of this Notice of Assignment you agree to release us from any claims whatsoever that you may have against us in respect of the Debt.

Yours faithfully,
 PT MASMINDO EKA SAKTI

Signed:	/s/ W. J. CROSSLEY
Name:	W. J. Crossley
Title:	President Director
We acknowledge and agree to this Notice of Assignment: PT MASMINDO DWI AREA
Signed:	/s/ W. J. CROSSLEY
Name:	William John Crossley
Title:	President Director

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  Exhibit 10.27